STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


1.   The name of the corporation is EMERGENT LENDING CORPORATION

2. On JULY 7, 1996 the corporation adopted the following Amendment (s) of its Articles of Incorporation


     RESOLVED, that the Articles of Incorporation of the Corporation be amended to CHANGE THE NAME OF THE CORPORATION TO "STERLING LENDING CORPORATION".


3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable or "NA).


                                 NOT APPLICABLE


4.   Complete either a or b, whichever is applicable.

     a.  (X)   Amendment (s) adopted by shareholder action. At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

           Number of         Number of        Number of Votes    Number of Undisputed*
Voting     Outstanding       Votes Entitled   Represented at     Shares Voted
Group      Shares            to be Cast       the Meeting        For          Against
------     -----------       --------------   ---------------    --------     --------
COMMON     25,000            25,000             25,000                      :  5,000

*NOTE: Pursuant to Section 33-10-106 (6) (i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.


b. |_| The Amendment (s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to ss.33-6-102 (3), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.


5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.



Date: July 7, 1996                      EMERGENT LENDING CORPORATION
                                        (Name of Corporation)


                                        By: /s/ DENNIS CANUPP
                                           ----------------------------------
                                           DENNIS CANUPP, PRESIDENT

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